Wright Express Extends Its Existing Fuel-Price Risk Management Program

SOUTH PORTLAND, Maine—(BUSINESS WIRE)—February 15, 2011—Wright Express Corporation (NYSE: WXS) announced today that it has extended its existing fuel-price risk management program through the third quarter of 2012.

On February 9, 2011, the Company purchased instruments to cover a portion of its anticipated domestic fuel-price-related earnings exposure for the first, second and third quarters of 2012. At this time, Wright Express has hedged 80% of its exposure through the first-quarter of 2012, 53% of its second-quarter 2012 exposure and 27% of its third-quarter 2012 exposure. Going forward, the Company intends to hedge approximately 80% of its domestic fuel-price-related earnings exposure in every quarter on a rolling basis.

The instruments are designed to enhance the visibility and predictability of the Company’s future earnings. The program uses instruments that create a “costless collar” based upon both the U.S. Department of Energy’s weekly diesel fuel price index and NYMEX unleaded gasoline contracts. The February 9 purchase locked in a fuel price range of approximately $3.33 to $3.39 per gallon. The following table states the approximate range of the collar and percentage of fuel-price-related earnings exposure:

	Q1	Q2	Q3	Q4	Q1	Q2	Q3
	2011	2011	2011	2011	2012	2012	2012
Average	2.77	2.87	2.93	2.97	3.09	3.16	3.33
low end of range

Average	2.83	2.93	2.99	3.03	3.15	3.22	3.39
top end of range

Approximate % locked in	80%	80%	80%	80%	80%	53%	27%

About Wright Express
Wright Express is a leading provider of value-based, business payment processing and information management solutions. The Company’s fleet, corporate, and prepaid payment solutions provide its more than 350,000 customers with unparalleled security and control across a wide spectrum of business sectors. The Company’s subsidiaries include Wright Express Financial Services, TelaPoint, Pacific Pride and Wright Express International, including Wright Express Prepaid Cards Australia and Wright Express Fuel Cards Australia. Wright Express and its subsidiaries employ more than 850 associates in six countries. For more information about Wright Express, please visit wrightexpress.com.

This press release contains forward-looking statements, including statements regarding Wright Express Corporation’s: belief that it has purchased instruments to cover varying percentages of its anticipated fuel-price-related earnings exposure through the third quarter of 2012; intention to hedge approximately 80% of its domestic fuel-price-related earnings exposure in every quarter, on a rolling basis; and belief that the instruments will enhance the visibility and predictability of the Company’s future earnings. These forward-looking statements include a number of risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: fuel price volatility; the Company’s failure to maintain or renew key agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; the actions of regulatory bodies, including bank regulators, or possible changes in banking regulations impacting the Company’s industrial loan bank and the Company as the corporate parent; the uncertainties of litigation; the effects of general economics on fueling patterns and the commercial activity of fleets, as well as other risks and uncertainties identified in Item 1A of our Annual Report for the year ended December 31, 2009, filed on Form 10-K with the Securities and Exchange Commission on February 26, 2010 and the Company’s other periodic and current reports. The Company’s forward-looking statements and these factors do not reflect the potential future impact of any alliance, merger, acquisition or disposition. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

SOURCE: Wright Express Corporation

CONTACT: Wright Express

News media contact:
Jessica Roy, 207-523-6763
Jessica—Roy@wrightexpress.com

or

Investor contact:
Steve Elder, 207-523-7769
Steve—Elder@wrightexpress.com